Exhibit 99.2

                                      PROXY

                           FLAG FINANCIAL CORPORATION

                         SPECIAL MEETING OF SHAREHOLDERS

         The undersigned hereby constitutes and appoints J. Daniel Speight, Jr. and John S. Holle, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of FLAG Financial Corporation, a Georgia corporation ("FLAG"), which the undersigned would be entitled to vote if personally present at the Special Meeting of FLAG shareholders to be held at the main office of First Federal Savings Bank of LaGrange located at 101 North Greenwood Street, LaGrange, Georgia, on __________, ____________, 1998, at 8:00 a.m., local time, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Proxy Statement and the Notice of Special Meeting of Shareholders, dated _____________, 1998, the receipt of which is acknowledged in the manner specified below.

1. Merger. To approve the issuance of FLAG Common Stock pursuant to the Agreement and Plan of Merger, dated as of July 30, 1998 (the "Merger Agreement"), by and between FLAG and Empire Bank Corp. pursuant to which (i) Empire will merge (the "Merger") with and into FLAG, and (ii) each share of the $10.00 par value common stock of Empire ("Empire Common Stock") issued and outstanding at the effective time of the Merger will be exchanged for 42.5 shares of $1.00 par value common stock of FLAG.

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]


2. In the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournments thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

         Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    DATED:__________________________ , 1998


                                          ___________________________________
                                                     Signature


                                          ___________________________________
                                               Signature if held jointly

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FLAG FINANCIAL CORPORATION, AND MAY BE REVOKED PRIOR TO ITS EXERCISE.